                                                                    EXHIBIT 4(a)
                          [LOGO OF EDS APPEARS HERE]


                                PERFORMANCESHARE


                      1997 NONQUALIFIED STOCK OPTION PLAN
                                       OF
                      ELECTRONIC DATA SYSTEMS CORPORATION


     1.   Creation.  PerformanceShare is adopted by Electronic Data Systems
          --------
Corporation, a Delaware corporation ("EDS"), by action of the Board of Directors of EDS ("Board") on the 17th day of December, 1996, to provide certain employees of EDS with an option to purchase shares of EDS Common Stock, par value $.01 per share ("EDS Stock").

     2.   Purpose.   PerformanceShare is a broad-based, nonqualified stock
          -------
option plan designed to provide additional financial incentives for certain employees of EDS; to encourage a sense of proprietorship in such employees; to retain such employees; and to stimulate the active interest of such employees in the development and financial success of EDS and its subsidiaries. These objectives are accomplished by granting employees options to purchase EDS Stock and thereby providing the grantees with a proprietary interest in the growth and performance of EDS and its subsidiaries.

     3.   Definitions and Construction.  The provisions of this Plan are entire
          ----------------------------
and complete, except as may otherwise be set forth in any addendum attached hereto and incorporated herein, intended to address particular legal, tax, securities, or administrative requirements or restrictions in designated Participating Countries. In any necessary construction of a provision of this Plan, the masculine gender may include the feminine and or neuter, and the singular may include the plural, and vice versa. This Plan should be construed in a manner consistent with the intent of EDS to establish a nonqualified stock option plan subject to fixed accounting treatment. As used herein, capitalized terms shall have the following respective meanings:

          (a)  Applicable Exchange Rate means the currency exchange rate
               ------------------------
     utilizing the closing rate quoted in The Wall Street Journal on
                                          -----------------------
     December 27, 1996.


          (b)  Beneficiary means the individual or trust defined by or
               -----------
     designated as the Participant's Beneficiary in accordance with paragraph 15 hereof. If no Beneficiary is designated, then the Beneficiary shall be determined as prescribed by governing law.

          (c)  Code means the U.S. Internal Revenue Code of 1986, as amended
               ----
     from time to time.

          (d)  Committee means the Benefits Oversight Committee of EDS.
               ---------

          (e)  Compensation means the Employee's annual base salary as
               ------------
     determined to be paid by a Participating Employer as of December 31, 1996, together with commissions, bonus and overtime actually paid by a Participating Employer to the Employee during 1996. Compensation shall not include any extraordinary payments or imputed income. If an Employee's Compensation is not paid in U.S. dollars, then, for purposes of calculating the amount of an Employee Award pursuant to subparagraph 6(d)(i) hereof, the Employee's Compensation shall be converted to U.S. dollars using the Applicable Exchange Rate.

          (f)  Controlling Retirement Plan means the EDS Retirement Plan, a
               ---------------------------
     defined benefit retirement plan sponsored by EDS, or, if the Participant does not participate in the EDS Retirement Plan, then such other retirement plan sponsored by a subsidiary in which the Participant is eligible to participate.

          (g) Employee means any employee of a Participating Employer who is classified as a permanent employee and does not include any individual who is not classified by a Participating Employer as a permanent employee.

          (h)  Employee Award means a Participating Employer's grant to an
               --------------
     Employee of the right to purchase a specified number of shares of EDS Stock at a specified price pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of this Plan. All options granted herein are nonqualified stock options.

          (i)  Employee Award Statement means a written notice provided by a
               ------------------------
     Participating Employer to a Participant setting forth the number of shares of EDS Stock subject to the Employee Award.

          (j)  Exchange Act means the U.S. Securities Exchange Act of 1934, as
               ------------
     amended from time to time, or such other governing securities law in each local jurisdiction in which an Employee Award is offered under this Plan.

          (k)  Fair Market Value of a share of EDS Stock means, as of a
               -----------------
     specified date: (i) if shares of EDS Stock are listed on the New York Stock Exchange, the closing price per share of EDS Stock as reported in The Wall
                                                                       --------
     Street Journal, or, if there shall have been no such price so reported on
     --------------
     that date, on the last preceding date on which a price was so reported;
     (ii) if shares of EDS Stock are not so listed but are quoted on the NASDAQ National Market System, the closing sales price per share of EDS Stock reported by the NASDAQ National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported;

     or, (iii) if the EDS Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the NASDAQ National Market System, or, if not reported by the NASDAQ National Market System, by the National Quotation Bureau Incorporated.

          (l)  Grant Date means the particular date or dates, as established by
               ----------
     the Committee, on which an Employee is granted an Employee Award under the terms of this Plan.

          (m)  Grant Price means the Fair Market Value of EDS Stock on the Grant
               -----------
               Date.

          (n)  Moratorium Period means the 6 month period immediately following
               -----------------
     the Grant Date.

          (o)  Participant means an individual to whom an Employee Award has
               -----------
     been made, and for whom such Employee Award remains outstanding, unforfeited, and unexercised under this Plan.

          (p)  Participating Country means any country, as determined by the
               ---------------------
     Committee in its sole and absolute discretion, and as set forth in Attachment "A", attached hereto, and as may be amended from time to time.

          (q)  Participating Employer means EDS, or any subsidiary or affiliate
               ----------------------
     of EDS, as determined by the Committee in its sole and absolute discretion, and as set forth in Attachment "B", attached hereto, and as may be amended from time to time.

          (r)  Plan means PerformanceShare, as set forth in this document, and
               ----
     as it may be amended from time to time.

          (s)  Retirement means separation from employment on account of normal
               ----------
     or early retirement, as described under the Controlling Retirement Plan, or, in the event the Participant does not participate in a Controlling Retirement Plan, then under the local governing law or social security authority.

          (t)  Service Date means the date of record by which a Participating
               ------------
     Employer establishes the service date of an Employee.

          (u)  Trading Day means a day on which EDS Stock is available for
               -----------
     purchase or sale on the New York Stock Exchange.

          (v)  Year of Service means any 12 month period, beginning on an
               ---------------
     Employee's Service Date.

     4.   Eligibility.  Employees eligible for Employee Awards under this Plan
          -----------
are those Employees who were nationals of a Participating Country employed full-time by a Participating Employer on December 31, 1996, and who have remained in continuous full-time employment with a Participating Employer in a Participating Country from December 31, 1996, through the Grant Date. Notwithstanding the foregoing, (a) Employees who are not employed full-time shall be eligible, to the extent required by applicable law, for Employee Awards under this Plan; and
(b) Employees who, on the Grant Date, are EDS corporate officers or are members of the Board of Managers of A.T. Kearney, Inc. shall not be eligible to participate in this Plan.

     5.   EDS Stock Available for Employee Awards.  Subject to the provisions of
          ---------------------------------------
paragraph 6 hereof, the Board has approved the granting of shares of EDS Stock under this Plan, which number of shares of EDS Stock may be modified from time to time by resolution of the Board. The number of shares of EDS Stock that are the subject of Employee Awards under this Plan that are forfeited or terminated, that expire unexercised, or that are settled in a manner such that all or some of the shares covered by an Employee Award are not issued to a Participant, shall not be available for Employee Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of EDS shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of EDS Stock are available for issuance pursuant to Employee Awards.

     6.   Employee Awards.
          ---------------

          (a) Each Employee Award shall be described in an Employee Award Statement, and shall be subject to the vesting schedule, forfeiture provisions, terms, conditions and limitations described herein. An Employee Award shall be subject to limitations on exercisability as are set forth in this Plan. Upon the termination of a Participant's employment, any unexercised, unvested or otherwise outstanding Employee Awards shall be treated as described herein.

          (b) Each Employee eligible, as defined in paragraph 4, shall receive a grant of an Employee Award, as described in paragraph 6(c) hereof, and in the amount, and subject to the terms, described in paragraph 6(d) hereof.

          (c) The price at which shares of EDS Stock may be purchased upon the exercise of an Employee Award shall be the Grant Price. All Employee Awards granted pursuant to this Plan shall be subject to the vesting schedule, forfeiture provisions, terms, conditions and limitations set forth in this Plan. The date or dates upon which an Employee Award awarded pursuant to this Plan may become exercisable shall be determined pursuant to subparagraphs 6(d)(iii) and 7(b) hereof.

          (d) The following provisions shall apply to any Employee Awards made pursuant to this Plan:

          (i)  Amount of Employee Award.  Each Participant shall receive an
               ------------------------
     Employee Award under this Plan such that the number of shares of EDS Stock subject to the Employee Award, with partial or an odd number of shares rounded up to the next even number of full shares, shall be determined by dividing the Participant's Compensation by the Grant Price and multiplying the quotient by a percentage determined as follows:

               A. Ten Percent (10%) for Participants with Years of Service up to and including five (5) Years of Service; and

               B. An additional one percent (1%) for each additional Year of Service after five (5) Years of Service, up to a maximum of twenty-five percent (25%).

     Notwithstanding the foregoing, each eligible Employee shall receive an Employee Award for at least fifty (50) shares of EDS Stock.

          (ii) Vesting of Employee Award.
               -------------------------

               A. Employee Awards shall fifty percent (50%) vest, and the Participant's interest in that fifty percent (50%) of such Employee Award shall be nonforfeitable (subject to subparagraph 6(d)(v) hereof) and exercisable (subject to subparagraphs 6(d)(iii) and 7(b) hereof) if the Participant remains in the continuous employment of a Participating Employer until the first date after which the Fair Market Value of EDS Stock is, for five (5) consecutive Trading Days, equal to or greater than one hundred fifty percent (150%) of the Fair Market Value of EDS Stock on the Grant Date.

               B. Employee Awards shall fully vest, and the Participant's interest in such Employee Award shall be nonforfeitable (subject to subparagraph 6(d)(v) hereof) and exercisable (subject to subparagraphs 6(d)(iii) and 7(b) hereof) if the Participant remains in the continuous employment of a Participating Employer until the earlier of:

                    1.   Ten (10) years from the Grant Date; or

                    2. the first date after which the Fair Market Value of EDS Stock is, for five (5) consecutive Trading Days, equal to or greater than two hundred percent (200%) of the Fair Market Value of EDS Stock on the Grant Date; or

                    3.    Age sixty-five (65).

               C. If the Participant terminates employment with the Participating Employer by reason of Retirement, death, or permanent disability (whereby such disability entitles the Participant to receive benefits under a long-term disability plan sponsored by the Participating Employer, or, if the Participant does not participate in such a Participating Employer sponsored long-term disability plan, then permanent disability shall be determined according to Social Security Administration provisions or equivalent governing law), then the Employee Award shall not be forfeited and the Employee Award shall vest pursuant to subparagraphs 6(d)(ii)(A) and 6(d)(ii)(B) hereof, as if the Participant remained in the continuous employment of the Participating Employer.

               (iii)  Exercise of Employee Award. At vesting, Employee Awards
                      --------------------------
          are first made eligible for exercise to Participants on a staggered basis. After the Moratorium Period, a Participant may exercise any vested Employee Award on any Trading Day occurring on or after the first day after vesting which corresponds to the same day of the month as the day of the month of such Participant's Service Date. Notwithstanding the foregoing sentence, if, under applicable income tax laws, the Participant is subject to taxation upon vesting, then a vested Employee Award shall be exercisable on any Trading Day immediately following vesting. An Employee Award shall cease to be exercisable as to any share when the Participant purchases the share, or when the Employee Award lapses as provided in subparagraph 6(d)(v) hereof. The Participant shall have no obligation to exercise an Employee Award granted pursuant to this Plan.

               (iv)   Forfeiture of Employee Award. Any Employee Award that is
                      ----------------------------
               not vested or subject to continuing vesting pursuant to subparagraph 6(d)(ii) hereof shall be forfeited upon the Participant's termination of employment with the Participating Employer.

               (v)     Lapse of Employee Award. Vested Employee Awards shall
                       -----------------------
          lapse on the earlier of the fifth anniversary of the date on which such Employee Award is one hundred percent (100%) vested, or 90 days after the termination of employment for any reason other than death, permanent disability or retirement. Any Employee Award granted pursuant to this Plan which has not been exercised prior to such lapse date shall be automatically forfeited.

     7.   Election to Exercise.
          --------------------

          (a)  Election.  A vested Employee Award may be exercised after the
               --------
     Moratorium Period (subject to subparagraphs 6(d)(iii), 6(d)(v), and 7(b) hereof), in whole or in part, by timely delivery to the Committee of such forms as may be designated by the Committee, a notice of exercise, and payment of the purchase price. Notice of exercise shall be effective on the date received by the Committee. The notice must state the Participant's election to exercise the Employee Award, the number of shares with respect to which the election to exercise has been made, the method of payment elected, the exact name or names in which such shares will be registered and such other information and in such form as may be required by the Committee. In the event of the death of a Participant, if the Employee Award is vested at the time of death, or if the Employee Award subsequently vests pursuant to subparagraph 6(d)(ii)(C) hereof, the Employee Award may be exercised by the Beneficiary of the Participant, subject to the provisions hereof.

          (b)  Completion of Necessary Forms. As a condition precedent to
               -----------------------------
     becoming eligible to exercise any Employee Award, the Participant shall be required to complete and execute such forms as may be designated by the Committee. Failure to properly complete and execute such forms shall result in the lapse of a vested Employee Award pursuant to the provisions of subparagraph 6(d)(v) hereof.

          (c)  Payment.  The full purchase price for the shares of EDS Stock
               -------
     purchased on the exercise of an Employee Award (i.e., the number of shares purchased, multiplied by the price per share) may be paid in cash, or, at the request of the Participant, and to the extent permitted by applicable law, the Committee may approve, in its sole and absolute discretion, cashless exercise through an arrangement with a brokerage firm, under which the brokerage firm, on behalf of the Participant, will pay for all or a portion of the shares of EDS Stock purchased upon the exercise of the Employee Award.

     8.   Administration.
          --------------

          (a) This Plan shall be administered by the Committee (or the Committee's delegate pursuant to paragraph 9 hereof). The Committee shall have the power, in its sole and absolute discretion, to contract with a third-party administrator to administer this Plan.

          (b) Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions which are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan, to devise necessary forms and documents, and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of EDS and in keeping with the objectives of this Plan. The Committee may, in its sole and absolute discretion, amend or modify an Employee Award in any manner that is consistent with the purpose and objectives of this Plan and is either (i) not adverse to the Participant to whom such Employee Award was granted, (ii) required to comply with governing law, or (iii) consented to by such Participant. The Committee may correct any defect or supply any omission or reconcile any error or inconsistency in this Plan or in any Employee Award Statement in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

          (c) No member of the Committee, or officer or Employee of EDS to whom the Committee has delegated authority in accordance with the provisions of paragraph 9 hereof, shall be liable for anything done or omitted to be done by such member, by any other member of the Committee, or by any officer or Employee of EDS in connection with the performance of any duties under this Plan, except for such person's own willful misconduct or as expressly provided by statute.

     9.   Delegation of Authority.  The Committee may delegate to such
          -----------------------
subcommittees, officers, other Employees of EDS, or qualified third-party administrators, its duties under this Plan pursuant to such conditions or limitations as the Committee may establish. The Committee shall have the power and authority to appoint, remove or replace the members of any such subcommittee, or any officer, Employee or third-party administrator that has been delegated responsibilities and authority by the Committee.

     10.  Tax Withholding.  Upon the exercise of the Employee Award, or any part
          ---------------
thereof, the Participant may incur certain liabilities for taxes and the Participating Employer may be required by law to withhold such taxes for payment to taxing authorities. Upon determination by the Participating Employer of the amount of taxes required to be withheld, including taxes, if any, which may be required to be withheld prior to exercise with respect to the shares to be issued pursuant to the exercise of the Employee Award, the Committee shall establish procedures which allows the Participant (a) to direct the Participating Employer to withhold from the EDS Stock available for exercise the number of shares necessary to satisfy the withholding obligations, based on the Fair Market Value of EDS Stock on the date of withholding; (b) to deliver sufficient cash to the Participating Employer to satisfy its withholding obligations; or, (c) some combination thereof. Authorization of the Participant to the Participating Employer to withhold taxes must be in a form and content acceptable to the Committee. Failure by the Participant to comply with the foregoing shall entitle the Committee, in its sole and absolute discretion, to authorize the sale of a sufficient number of the shares of EDS Stock which the Participant is entitled to receive upon the exercise of the Participant's Employee Award in order to satisfy such withholding requirements; provided however, that neither the Participating Employer nor the Committee shall be liable for determining the exact amount of such taxes, for selling shares of EDS Stock in excess of that required to satisfy such tax obligation, or for obtaining the highest sales price for any such shares. The payment or authorization to withhold taxes by the Participant shall be completed prior to the delivery of any EDS Stock pursuant to this Plan. An authorization to withhold taxes pursuant to this provision will be irrevocable unless and until the tax liability of the Participant has been fully paid.

     11.  Delivery of Shares.  Subject to paragraphs 11 and 16 hereof, and upon
          ------------------
written request of the Participant, the Participating Employer shall cause certificates for those shares of EDS Stock which the Participant is entitled to receive upon the exercise of an Employee Award to be delivered to Participant. Notwithstanding the foregoing, no shares of EDS Stock shall be delivered to the Participant upon the exercise of the Employee Award until (a) the purchase price, including any applicable fees or commissions, have been paid in full in the manner herein provided; (b) all the applicable taxes required to be withheld have been paid or withheld in full; and (c) the approval of any governmental authority required in connection with the Employee Award or the issuance of shares thereunder has been received by EDS.

     12.  Amendment, Modification, Suspension or Termination.  EDS may amend,
          --------------------------------------------------
modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (a) no amendment or alteration that would adversely affect the rights of any Participant under any Employee Award previously granted to such Participant shall be made without the consent of such Participant and (b) no amendment or alteration shall be effective prior to approval by the stockholders of EDS to the extent stockholder approval is required by applicable legal requirements. EDS may, in its sole and absolute discretion, terminate this Plan at any time, provided that such termination shall not cause any Participant to lose any rights to any vested Employee Award.

     13.  Assignability.  No Employee Award or any other benefit under this Plan
          -------------
constituting a derivative security within the meaning of Rule 16a-1(c) under the Exchange Act shall be assignable or otherwise transferable except by a testamentary transfer or the laws of descent and distribution, or by designation of a beneficiary as provided in paragraph 15 hereof. The Committee may prescribe and include in applicable Employee Award Statements other restrictions on transfer. Any attempted assignment of an Employee Award or any other benefit under this Plan in violation of this paragraph 13 shall be null and void.

     14.  Adjustments.
          -----------

          (a) The existence of outstanding Employee Awards shall not affect in any manner the right or power of EDS or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of EDS or its business or any merger or consolidation of EDS, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the EDS Stock) or the dissolution or liquidation of EDS or a subsidiary, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

          (b) In the event of any subdivision or consolidation of outstanding shares of EDS Stock, declaration of a dividend payable in shares of EDS Stock, or other stock split, then (i) the number of shares of EDS Stock reserved under this Plan, (ii) the number of shares of EDS Stock covered by outstanding Employee Awards, (iii) the exercise or other price in respect of such Employee Awards, and (iv) the appropriate Fair Market Value and other price determinations for such Employee Awards, shall be proportionately adjusted by the Committee to reflect such transaction. In the event of any other recapitalization or capital reorganization of EDS, any consolidation or merger of EDS with another corporation or entity, the adoption by EDS of any plan of exchange affecting the EDS Stock or any distribution to holders of EDS Stock of securities or property (other than normal cash dividends or dividends payable in EDS Stock), then (i) the number of shares of EDS Stock covered by Employee Awards in the form of options on EDS Stock, (ii) the exercise or other price in respect of such Employee Awards, and (iii) the appropriate Fair Market Value and other price determinations for such Employee Awards, shall be proportionately adjusted by the Committee to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Employee Awards and preserve, without exceeding, the value of such Employee Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume Employee Awards by means of substitution of new Employee Awards, as appropriate, for previously issued Employee Awards or an assumption of previously issued Employee Awards as part of such adjustment.

     15.  Beneficiary Designation.  Beneficiaries shall be designated in such
          -----------------------
manner and according to such requirements as may be designated by the Committee. The designation of a Beneficiary shall be effective on the date received by the Committee. Upon the death of a Participant, a designated Beneficiary shall be entitled to exercise a vested Employee Award pursuant to the provisions of paragraph 6 hereof.

     16.  Restrictions.  No EDS Stock or other form of payment shall be issued
          ------------
with respect to any Employee Award unless the Participating Employer shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable laws, rules or regulations. Certificates evidencing shares of EDS Stock certificates delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable in order to satisfy the rules, regulations, agreements or other requirements of the U.S. Securities and Exchange Commission, or any securities exchange or transaction reporting system upon which the EDS Stock is then listed or to which it is admitted for quotation, and any applicable securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

     17.  Unfunded Plan.  This Plan shall be unfunded.  Although bookkeeping
          -------------
accounts may be established with respect to Participants who are entitled to EDS Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. EDS shall not be required to segregate any assets that may at any time be represented by EDS Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall EDS, the Board or the Committee be deemed to be a trustee of any EDS Stock or rights thereto to be granted under this Plan. Any liability or obligation of EDS to any Participant with respect to rights granted under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Employee Award Statement, and no such liability or obligation of EDS shall be deemed to be secured by any pledge or other encumbrance on any property of EDS. Neither EDS, any subsidiary, the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

     18.  Governing Law.  This Plan and all determinations made and actions
          -------------
taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas without regard to any conflicts of law principles that would compel the application of any other law.

     19.  No Right to Employment.  Nothing in this Plan or in any Employee Award
          ----------------------
Statement issued pursuant to this Plan shall confer upon any Participant any right to continue in the employ of the Participating Employer or affect the Participating Employer's right, subject to applicable law, to terminate the employment of any Participant at any time, with or without cause.

                                ATTACHMENT "A"
                                      TO
                               PERFORMANCESHARE
                      1997 NONQUALIFIED STOCK OPTION PLAN
                                      OF
                      ELECTRONIC DATA SYSTEMS CORPORATION


                            PARTICIPATING COUNTRIES
                            -----------------------
                     (as of initial grant in January 1997)

                                   Argentina
                                   Australia
                                    Austria
                                    Brazil
                                    Canada
                                   Colombia
                                Czech Republic
                                    Denmark
                                    England
                                    Finland
                                    France
                                    Germany
                                    Greece
                                   Hong Kong
                                    Ireland
                                     Italy
                              Korea, Republic of
                                  Luxembourg
                                    Mexico
                               Netherlands (The)
                                  New Zealand
                                    Poland
                                   Portugal
                                  Puerto Rico
                                   Singapore
                                    Sweden
                                  Switzerland
                           Taiwan, Republic of China
                           United States of America
                                   Venezuela

                          Total No. of Countries:  30
                          ----------------------   --

                                Attachment A-1

                                ATTACHMENT "B"
                                      TO
                               PERFORMANCESHARE
                      1997 NONQUALIFIED STOCK OPTION PLAN
                                      OF
                      ELECTRONIC DATA SYSTEMS CORPORATION


                            PARTICIPATING EMPLOYERS
                            -----------------------
                     (as of initial grant in January 1997)

ELECTRONIC DATA SYSTEMS CORPORATION, A DELAWARE CORPORATION
AND
EACH OF THE FOLLOWING:

A.T. Kearney (Hong Kong) Limited, a Hong Kong company
A.T. Kearney (International) AG, a Switzerland corporation
A.T. Kearney (Portugal) Consultadoria de Gestao LDA, a Portugal corporation A.T. Kearney A/S, a Denmark corporation
A.T. Kearney AB, a Sweden corporation
A.T. Kearney Argentina S.A., an Argentina corporation
A.T. Kearney Australia Pty Ltd, an Australia corporation
A.T. Kearney B.V., a Netherlands corporation
A.T. Kearney de Venezuela, C.A., a Venezuela corporation
A.T. Kearney GmbH, a Germany corporation
A.T. Kearney International, Inc., a Delaware corporation
A.T. Kearney Limited, an England corporation
A.T. Kearney Ltda., a Brazil company
A.T. Kearney New Zealand Limited, a New Zealand corporation
A.T. Kearney Pte. Ltd., a Singapore corporation
A.T. Kearney S.A.S., a France corporation
A.T. Kearney Sp. z.o.o., a Poland corporation
A.T. Kearney, Inc., a Delaware corporation
A.T. Kearney, Ltd., an Ontario corporation
A.T. Kearney, Oy., a Finland corporation
A.T. Kearney, S.A. de C.V., a Mexico corporation
A.T. Kearney, S.p.A., an Italy corporation
Centrum voor Agri-Informatisreing B.V., a Netherlands corporation
Centrum voor Informatieverwerking N.V., a Netherlands corporation
Databank Systems Limited, a New Zealand corporation
E.D.S. Canada Leasing Ltd., a Canada corporation
E.D.S. de Mexico, Sociedad Anonima de Capital Variable, a Mexico corporation E.D.S. International Corporation, a Texas corporation
E.D.S. of Canada, Ltd., a Canada corporation
EDS (Australia) Pty Limited, an Australia corporation

                                Attachment B-1

EDS (Electronic Data Systems) Limited, an England corporation
EDS (Europe) S.A., a Switzerland corporation
EDS (Korea) Ltd., a Korea corporation
EDS (New Zealand) Holdings Limited, a New Zealand corporation
EDS (New Zealand) Limited Staff Superannuation Fund, a New Zealand corporation EDS (Schweiz) AG, a Switzerland corporation
EDS Beratungsgesellschaft mbH, a Germany corporation
EDS Beteiligungsverwaltungsgesellschaft Duisburg mbH, a Germany corporation
EDS Consulting GmbH Unternehmensberatung, a Germany corporation
EDS Desenvoluimento de Productos Ltda., a Brazil company
EDS Electronic Data System Luxembourg S.A., a Luxembourg corporation
EDS Electronic Data Systems (Hong Kong) Limited, a Hong Kong corporation
EDS Electronic Data Systems Fertigungsindustrie (Deutschland) GmbH, a Germany
    corporation
EDS Electronic Data Systems Industrien (Deutschland) GmbH, a Germany corporation EDS Electronic Data Systems Italia S.p.A., an Italy corporation
EDS Electronic Data Systems Italia Software S.p.A., an Italy corporation
EDS EPSYDRE, a France corporation
EDS Europe, an England corporation
EDS Financial Services Company (Ireland) Limited, an Ireland corporation
EDS Forsvars Services AB, a Sweden corporation
EDS Global Services, Inc., a Delaware corporation
EDS Holding GmbH, a Germany corporation
EDS Information Management AG, a Switzerland corporation
EDS Informationstechnologie und Service (Deutschland) GmbH, a Germany
    corporation
EDS Informatique S.A., a Switzerland corporation
EDS International (France) S.A.S., a France corporation
EDS International (Greece), a Greece corporation
EDS International (Singapore) Pte. Limited, a Singapore corporation
EDS Kaufmnnische Dienste und Informatik GmbH, a Germany corporation
EDS New Zealand Limited, a New Zealand corporation
EDS Poland Sp. z.o.o., a Poland corporation
EDS s.r.o., a Czech Republic corporation
EDS Vermogensverwaltungs-GmbH, a Germany corporation
EDS-Electronic Data Systems de Portugal Lda, a Portugal corporation EDS-Electronic Data Systems do Brasil Ltda, a Brazil company
EDS-Padcom Clinical Research Beteiligungs GmbH, a Germany corporation
Effe Sistemi S.p.A., an Italy corporation
Electronic Data Systems (EDS) de Argentina S.A., an Argentina corporation Electronic Data Systems (EDS) Gesellschaft mbH, an Austria corporation Electronic Data Systems (EDS) International B.V., a Netherlands corporation Electronic Data Systems (EDS) Sweden AB, a Sweden corporation
Electronic Data Systems (Ireland) Limited, an Ireland corporation
Electronic Data Systems Colombia, S.A., a Colombia corporation
Electronic Data Systems Danmark A/S, a Denmark corporation
Electronic Data Systems de Venezuela "EDS" C.A., a Venezuela corporation

                                Attachment B-2

Electronic Data Systems Limited, an England corporation
Electronic Data Systems Taiwan Corporation, a Taiwan corporation
GCS Limited, a New Zealand corporation
Industrie Daten Idee GmbH, a German corporation
Industrie Software-Systementwicklungs GmbH & Co. KG, a Germany corporation Information Interchange Limited, a New Zealand corporation
Istiservice S.p.A., an Italy corporation
Oy Electronic Data Systems Ab, a Finland corporation
Padcom Clinical Research GmbH, a Germany corporation
Premida-Comercio, Gestao e Servicos, Lda, a Portugal corporation
Progical S.A., a France corporation
SD-Scicon Pte Limited, a Singapore corporation
SDT Industrie-Leasing GmbH, a Germany corporation
Sistemi Sanitari S.p.A., an Italy corporation


                                Attachment B-3

                                 ADDENDUM "A"
                                      TO
                               PERFORMANCESHARE
                      1997 NONQUALIFIED STOCK OPTION PLAN
                                      OF
                      ELECTRONIC DATA SYSTEMS CORPORATION

The following are provisions, in addition to those provisions in the Plan, which are applicable to Employees in the respective Participating Countries listed below. As used herein, capitalized terms shall have the respective meanings ascribed to such terms in the Plan.

1. ARGENTINA.  This Plan may be used to offset and/or compensate any future
   ---------
   performance or profit sharing plans to be established by applicable law or by collective agreement.

2. AUSTRIA.  This Plan is revocable at any time and is a freely offered benefit
   -------
   by the Participating Employer and is not subject to any legal claim as to termination indemnities or severance payments.

3. CANADA.  There are no additional rights accruing to an eligible Employee as a
   ------
   result of this Plan and the Participating Employer's right to terminate an eligible Employee is not deemed to have been prejudiced as a result of the offering and/or implementation of the Plan.

4. DENMARK.  Only treasury or new issue shares shall be available to a
   -------
   Participant upon exercise of an Employee Award. Notwithstanding any other provision of the Plan, Employee Awards shall not vest during the Moratorium Period. After the expiration of the Moratorium Period, Employee Awards shall vest according to the terms of the Plan and Employees who would, under the terms of the Plan, have vested during the Moratorium Period shall vest immediately thereafter.

5. ITALY.  This Plan is offered by EDS only for the calendar year 1997.  EDS, in
   -----
   its sole and absolute discretion, may or may not choose to implement any new plan or other similar arrangement in the future.

6. MEXICO.  This Plan may be used to offset and/or compensate any future
   ------
   performance or profit sharing plans to be established by applicable law or by collective agreement.

7. THE NETHERLANDS.  Notwithstanding any other provision of the Plan, Employee
   ---------------
   Awards shall not vest during the Moratorium Period. After the expiration of the Moratorium Period, Employee Awards shall vest according to the terms of the Plan and Employees who would have vested during the Moratorium Period shall vest immediately thereafter.

                                 Addendum A-1

8. SWEDEN.  Notwithstanding any other provision of the Plan, Employee Awards
   ------
   shall not vest during the Moratorium Period. After the expiration of the Moratorium Period, Employee Awards shall vest according to the terms of the Plan and Employees who would have vested during the Moratorium Period shall vest immediately thereafter.


                                 Addendum A-1

                                 ADDENDUM "B"
                                      TO
                               PERFORMANCESHARE
                      1997 NONQUALIFIED STOCK OPTION PLAN
                                      OF
                      ELECTRONIC DATA SYSTEMS CORPORATION


                      ELECTRONIC DATA SYSTEMS CORPORATION
                      -----------------------------------
                         1997 U.K. STOCK OPTION SCHEME
                         -----------------------------


1. DEFINITIONS AND INTERPRETATION

     (1) Unless the context otherwise requires, all expressions defined in the U.S. Plan shall have the same meaning in the U.K. Scheme, save that:

          "Fair Market Value" has the meaning set forth in sub-rule 5(3);

          "Option" includes an Approved Stock Option as defined in sub-rule
          1(2);

     (2) In addition, the following expressions shall have the following meanings in the U.K. Scheme unless the context otherwise requires:

          "Approved Stock Option" means an Option granted in accordance with the U.K. Scheme;

          "Company" means Electronic Data Systems Corporation;

          "Grant Date" means in relation to an option means the date on which the option was granted;

          "the Inland Revenue" means the United Kingdom's Commissioners of Inland Revenue;

          "Participating Company" means the Company or a Subsidiary of the Company;

          "the U.K. Scheme" means the Electronic Data Systems Corporation 1997 U.K. Stock Option Scheme as herein set out but subject to any alterations or additions made under Rule 8 below;

          "Schedule 9" means Schedule 9 to the Taxes Act;

          "Subsidiary" shall mean a body corporate, whether now or hereafter existing which is:


                                 Addendum B-1

          (a) a subsidiary of the company within the meaning of Section 736 of the United Kingdom Companies Act 1985; and is

          (b) under the control of Company within the meaning of Section 840 of the Taxes Act.

          "the Taxes Act" means the United Kingdom's Income and Corporation Taxes Act 1988; and

          "the U.S. Plan" means the Electronic Data Systems Corporation PerformanceShare 1997 Nonqualified Stock Option Plan.

     (3) Expressions not otherwise defined herein have the same meanings as they have in Schedule 9.

     (4) Any reference herein to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

2.   APPLICABILITY OF THE U.S. PLAN

     Save as hereinafter specified, all the term and provisions of the U.S. Plan shall apply mutatis mutandis to the grant of Approved Stock Options under the U.K. Scheme.

3.   ELIGIBILITY

     (1) Subject to sub-rule (3) below, a person is eligible to be granted an Approved Stock Option if (and only if) he is a full-time director or qualifying employee of a Participating Company.

     (2)  For the purposes of sub-rule (1) above:

          (a) a person shall be treated as a full-time director of a Participating Company if he is obliged to devote to the performance of the duties of his office or employment with that and any other Participating Company not less than 25 hours a week (excluding meal breaks);

          (b) a qualifying employee, in relation to a Participating Company, is an employee of the Participating Company (other than one who is a director of a Participating Company).

     (3) A person is not eligible to be granted an Option under the U.K. Scheme at any time when he is not eligible to participate in the U.K. Scheme by virtue of paragraph 8 of Schedule 9.


                                 Addendum B-2

4.   GRANT OF OPTIONS

     (1) Subject to sub-rule (3) below, the Committee may grant to any person who is eligible to be granted an Option under the U.K. Scheme an Approved Stock Option to acquire Shares which satisfy the requirements of paragraphs 10 to 14 of Schedule 9, upon the terms set out in the U.K. Scheme and upon such other objective terms as the Committee may reasonably specify.

     (2) The grant of an Approved Stock Option shall be subject to obtaining any approval or consent which may be required under the provisions of any regulation or enactment.

     (3) No person shall be granted Approved Stock Options under the U.K. Scheme which would, at the time they are granted, cause the aggregate market value of the Shares which he may acquire in pursuance of options granted to him under the U.K. Scheme or under any other share option scheme, not being a savings-related share option scheme, approved under Schedule 9 and established by the Company or by any associated company of the Corporation (and not exercised) to exceed or further exceed (Pounds)30,000. Any Stock Options granted in excess of this amount shall be granted under the U.S. Plan.

     (4)  For the purposes of sub-rule (3) above:

          (a) in the case of an Option granted under the U.K. Scheme the aggregate market value of the shares shall be calculated as on the day by reference to which the price at which Shares may be acquired by the exercise thereof is determined as mentioned in Rule 5(2) below;

          (b) in the case of an Option granted under any other approved scheme, as at the time when it was granted or, in a case where an agreement relating to the shares has been made under paragraph 29 of Schedule 9, such earlier time or times as may be provided in the agreement; and

          (c) in the case of any other Option, the aggregate fair market value of shares shall be calculated as on the day or days by reference to which the price at which shares may be acquired by the exercise hereof was determined.

     (5) Unless otherwise agreed with the Inland Revenue, the United States dollar exchange rate for pounds sterling for the purposes of calculating the limit in sub-rule (3) above shall be the noon buying rate in the City of London on the day by reference to which the price at which Shares may be acquired on the exercise of the Option is determined as mentioned in Rule 5(2) below.

                                 Addendum B-3

5.   EXERCISE PRICE AND CONSIDERATION

     (1) Shares shall be issued to the Participant pursuant to the exercise of an Option only upon receipt by the Company from the Participant of payment in full in cash.

     (2) The price per Share under each Approved Stock Option granted by the Committee shall be such price as is determined by the Committee before the grant thereof, provided that it shall not be less than 100% of the Fair Market Value per Share on the Option Grant Date (or such other dealing day as may be agreed with the Inland Revenue).

     (3) The Fair Market Value per Share on any day shall be determined as follows:

          (a) if shares of the same class as the Shares are quoted on the New York Stock Exchange, the Fair Market Value per Share shall be the closing price per Share in the New York Stock Exchange on the consolidated transaction reporting system on that day (and if there shall be no sale of Shares reported on such date, the Fair Market Value shall be deemed equal to the closing price per Share on the consolidated transaction reporting system for the last preceding date on which sales of Shares were reported);

          (b) if paragraph (a) above does not apply, the Fair Market Value shall be equal to the market value (within the meaning of Part VIII of the United Kingdom's Capital Gains Tax Act 1992) of Shares, as agreed in advance for the purposes of the U.K. Scheme with the Shares Valuation Division of the Inland Revenue, on that day.

6.   EXERCISE OF OPTIONS

     (1) A person is not eligible to exercise an Approved Stock Option granted under the U.K. Scheme at any time when he is not eligible to participate in the U.K. Scheme by virtue of paragraph 8 of Schedule 9.

     (2) Paragraphs 6 and 7 of the U.S. Plan shall apply in respect of Approved Stock Options granted under the U.K. Scheme.

     (3) An approved stock plan granted under U.K. Scheme may not in any circumstances be exercised later than twelve (12) months after the death of the Participant.

7.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER

     (1) Paragraph 14 of the U.S. Plan shall apply to Approved Stock Options granted under the U.K. Scheme in respect of a variation of capital of the Company only, save that no adjustment under Paragraph 14 shall be made to an Approved Stock Option at a time

                                 Addendum B-4
          when the U.K. Scheme is approved by the Inland Revenue under Schedule 9 without the prior approval of the Inland Revenue.

     (2) If any company ("the acquiring company") obtains control of the Company as a result of making:

          (a) a general offer to acquire the whole of the Common Stock of the Company which is made on a condition such that if it is satisfied the person making the offer will have control of the Company, or

          (b) a general offer to acquire all the shares in the Company which are of the same class as the Shares which may be acquired by the exercise of Options granted under the U.K. Scheme,

          any Participant may at any time within the appropriate period (which expression shall be construed in accordance with paragraph 15(2) of
          Schedule 9), by agreement with the acquiring company, release any Option granted under the U.K. Scheme which has not lapsed ("the old option") in consideration of the grant to him of an option ("the new option") which (for the purposes of that paragraph) is equivalent to the old option but relates to shares in a different company (whether the acquiring company itself or some other company falling within paragraph 10(b) or (c) of Schedule 9).

     (3) The new option shall not be regarded for the purposes of sub-rule (2) above as equivalent to the old option unless the conditions set out in paragraph 15(3) of Schedule 9 are satisfied, but so that the provisions of the U.K. Scheme shall for this purpose be construed as if:

          (a) the new option were an Option granted under the U.K. Scheme at the same time as the old option;

          (b) except for the purposes of the definitions of "Participating Company" and "Subsidiary" in Rule 1 above and the references to "the Committee" in Rule 4(1) above, the reference to Electronic Data Systems Corporation in the definition of "Company" in Paragraph 3(e) of the U.S. Plan were a reference to the different company mentioned in sub-rule (2) above.

8.   AMENDMENT AND TERMINATION OF THE U.K. SCHEME

     (1) The provisions of Paragraph 6 and Paragraph 13 of the U.S. Plan apply mutatis mutandis to the U.K. Scheme, save that if an amendment is made to the U.K. Scheme or to the terms of an Approved Stock Option at a time when the U.K. Scheme is approved by the Inland Revenue under
          Schedule 9, the approval will not thereafter have effect unless the Inland Revenue have approved the alteration or addition.


                                 Addendum B-5

     (2) As soon as reasonably practicable after making any amendment to the U.K. Scheme under sub-rule (1) above, the Committee shall give notice in writing thereof to any Participant affected thereby and, if the U.K. Scheme is then approved by the Inland Revenue under Schedule 9, to the Inland Revenue.

     (3) In accordance with the Committees' powers under Paragraph 7 of the U.S. Plan, the Committee shall if it deems necessary delegate authority to any one or more of the officers of the Company to be responsible for the administration of the U.K. Scheme.

9.   MISCELLANEOUS

     (1) Options granted under the U.K. Scheme shall not be transferable or assignable other than by will or by the laws of descent and distribution and Paragraph 13 of the U.S. Plan shall only apply to Options granted under the U.K. Scheme in this respect.

     (2) Within thirty days after an Option has been exercised by any person, the Committee on behalf of the Company shall allot to him or, as appropriate, procure the transfer to him of the number of Shares in respect of which the Option has been exercised.

     (3) All Shares allotted under the U.K. Scheme shall rank pari passu in all respect with the Shares of the same class for the time being in issue save as regards any rights attaching to such shares by reference to a record date prior to the date of the allotment.


                                 Addendum B-6